UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015
XHIBIT CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52678 (Commission File Number)	20-0853320 (IRS Employer Identification No.)

1520 E. Pima St., Phoenix, AZ 85034
(Address of principal executive offices) (Zip Code)

(602) 281-3554
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant’s Business and Operations

Item 1.03                      Bankruptcy or Receivership.

On January 22, 2015, Xhibit Corp. ("Xhibit" or the "Company"), and its wholly-owned subsidiaries, SkyMall, LLC, Xhibit Interactive, LLC; FlyReply Corp.; SHC Parent Corp.; SpyFire Interactive, LLC; Stacked Digital, LLC; and SkyMall Interests, LLC (collectively with the Company, the “Debtors”), filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court,”). The Debtors' Chapter 11 cases (collectively, the "Bankruptcy Cases") are expected to be jointly administered under the caption “In re: SkyMall, LLC, et al.,” Case No. 2:15-00679-BKM.

The Debtors intend to promptly seek the necessary relief from the Bankruptcy Court to pay certain claims of employees and certain other claims to allow their business to continue under the direction of the Debtors as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court, and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  The Debtors also intend to promptly seek approval from the Bankruptcy Court for a sale process to sell the SkyMall online retail business and substantially all other assets.  The Debtors have engaged CohnReznick Capital Market Securities, LLC to advise regarding the sale, subject to approval of the Bankruptcy Court.

Cautionary Statements

The Company’s shareholders are cautioned that trading in the Company’s securities during the pendency of the Bankruptcy Cases is highly speculative and involves substantial risks.  Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by shareholders in the Company’s Bankruptcy Case.  Accordingly, the Company urges extreme caution with respect to existing and future investments in its common shares.

A Chapter 11 plan of reorganization or liquidation in the Bankruptcy Cases will likely result in holders of the Company’s common stock receiving no distribution on account of their interests and cancellation of their existing stock. If certain requirements of the Bankruptcy Code are met, a reorganization plan can be confirmed notwithstanding its rejection by the Company’s equity security holders and notwithstanding the fact that such equity security holders do not receive or retain any property or other value in respect of their equity interests.

In the Bankruptcy Cases, the Debtors are required periodically to file various documents with, and provide certain information to, the Bankruptcy Court, including statements of financial affairs, schedules of assets and liabilities, monthly operating reports, and other financial information. Such materials will be prepared according to requirements of federal bankruptcy law. While they would be expected to accurately provide then-current information required under federal bankruptcy law, such materials will contain information that may be unconsolidated and will generally be unaudited and prepared in a format different from that used in the Company’s consolidated financial statements filed with the Securities and Exchange Commission under the federal securities laws. Accordingly, the Company believes that the substance and format of such materials do not allow meaningful comparison with its publicly-disclosed consolidated financial statements. Moreover, the materials filed with the Bankruptcy Court are not prepared for the purpose of providing a basis for an investment decision relating to the Company’s securities or for comparison with other financial information filed with the Securities and Exchange Commission.

Most of the Debtors’ filings with the Bankruptcy Court are and will be available to the public at the offices of the Clerk of the Bankruptcy Court or the Bankruptcy Court’s web site (http://ecf.www.azb.uscourts.gov/) or may be obtained through private document retrieval services. The Company undertakes no obligation to make any further public announcement or issue any update with respect to the documents filed with the Bankruptcy Court or any matters referred to therein.  Information available on, or that can be accessed through, such web site or the Bankruptcy Court’s web site is not part of this Current Report.

A copy of the press release, dated January 22, 2015, announcing the Chapter 11 Filings is attached as Exhibit 99.1 to this report and is incorporated in this Item 1.03 by reference.

Section 7 – Regulation FD

Item 7.01                      Regulation FD Disclosure

Furnished as Exhibit 99.2 to this report is the Declaration of Scott Wiley in Support of First Day Motions.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are provided herewith:

Exhibit Number	Description

99.1	Text of press release issued by Xhibit Corp. dated January 22, 2015.

99.2	Declaration of Scott Wiley in Support of First Day Motions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 23, 2015.

Xhibit Corp., a Nevada corporation By: /s/ Scott Wiley Scott Wiley, CFO and Acting CEO

Exhibit Index

Exhibit No.	Description
99.1	Text of press release issued by Xhibit Corp. dated January 22, 2015.
99.2	Declaration of Scott Wiley in Support of First Day Motions.